                                                                   EXHIBIT 10.2

               EMPLOYMENT AGREEMENT BETWEEN BINDVIEW DEVELOPMENT
                                AND PAUL CORMIER

This Amended and Restated Employment Agreement, dated this 24th day of June, 1999 (this "Agreement"), is entered into by and between BindView Development Corporation, a Texas corporation (the "Company"), Netect Inc., a Massachusetts corporation and wholly-owned subsidiary of the Company ("Netect"), and Mr. Paul
J. Cormier (the "Employee").

                                    RECITALS


In consideration of the premises and the covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:

1          Introduction

           (a) The recitals to this Agreement constitute an integral and indivisible part of this Agreement.

           (b) This Agreement supersedes any previous agreement regarding the Employee's employment, including any agreement with Netect or Netect Ltd.

2          Position; Duties; Location

           During the Term of Employment (as hereinafter defined), the Employee will serve as the Vice President of Research and Development of the Company, at the discretion of the President and Chief Executive Officer of the Company, and shall perform such duties consistent with such position as are assigned to him from time to time by the President and Chief Executive Officer of the Company. The Employee agrees to devote all of his business time, skill, attention and best efforts to the Company's business to discharge and fulfill the responsibilities assigned to him in that capacity. The Employee agrees not to render services to any other person or entity of any kind for compensation other than as set forth on Schedule A hereto, and in addition shall not engage in any activity that conflicts or interferes with the performance of the duties and responsibilities of the position.

           The Employee and the Company expect that the Employee will spend time in Houston, Texas as required. To facilitate this, during the Term of Employment the Company will provide the Employee at the Company's expense with a furnished temporary apartment in Houston and will pay reasonable travel expenses incurred by the Employee to and from Houston. With the approval of the President and Chief Executive Officer of the Company, the Employee may also receive reimbursement for the reasonable travel expenses of his immediate family to and from Houston.


3          Compensation

           (a) In consideration for the performance of his duties hereunder, BindView shall continue your previously existing base salary from Netect. As such, the Employee shall be paid an annual base salary (the "Annual Base Salary") of $175,000, which will be paid in 24 equal payments or otherwise in accordance with standard payroll procedures.

          (b) Bonus. The Employee shall be eligible to receive a bonus ("Incentive Bonus Compensation"). All Incentive Bonus Compensation shall be paid, if earned, in accordance with the Company's standard payment procedures for officer bonuses. The Incentive Bonus Compensation for quarters following March 31, 1999 (the "Bonus Agreement") shall be based on (i) the achievement of management based objectives to be agreed upon in writing by the Company and the Employee and (ii) the achievement of criteria relating to revenue and profitability outlined in a bonus plan matrix to be agreed upon by the Company and the Employee. The total Incentive Bonus Compensation for a calendar year if both (i) and (ii) of the Bonus Agreement are achieved shall be as set forth from time to time on Schedule B hereto (the "On Target Bonus"). The Incentive Bonus Compensation for a calendar year will be less than the On Target Bonus if the criteria specified in the Bonus Agreement are not achieved and will greater than the On Target Bonus if the criteria specified in the Bonus Agreement are exceeded.

               The Incentive Bonus Compensation shall not constitute part of the Employee's salary for the calculation of any employment benefits.

4          Employment Benefits

           During the Term of Employment, the Company will maintain at its cost, health, dental, life and long-term disability insurance for the benefit of the Employee as the Company generally provides to its employees (including eligibility for and matching contributions to a 401(k) plan in accordance with the Company's policies).

           During the Term of Employment, the Employee shall be entitled to participate in or receive benefits under any other employee benefit plan generally made available by the Company to its executive officers, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements for individuals at such level. It is however understood that the determination of what is "generally made available by the Company" will be at the good faith discretion of the Company.

4.1        Expenses.

           The Company shall reimburse the Employee for all reasonable travel and other business expenses incurred by the Employee in the performance of his duties under this Agreement, upon the Employee's submission of appropriately itemized documentation thereof in accordance with the Company's reimbursement policy.

4.2        Disability

           (a) If the Company determines in good faith, after considering all relevant medical evidence, that the Employee has incurred a Disability (as defined below) during the Term of Employment, the Company may give the Employee written notice of termination of the Employee's employment ("Disability Termination"). In such event, the Employee's employment with the Company shall terminate as of three business days following the issuing of such notice by the Company. In the event of Disability Termination the Company shall pay to the Employee, as soon as practicable after the close of the Company's fiscal quarter in which such Disability Termination occurs, any accrued and unpaid Incentive Bonus Compensation for the quarter prior to the quarter in which Disability Termination occurs plus a prorated portion of any unpaid Incentive Bonus Compensation to which he would have been entitled for the quarter in which the Disability Termination occurs. This subsection shall not limit the entitlement of the Employee to any disability or other benefits then available to the Employee under any benefit plan or policy which is maintained by the Company for the Employee's benefit.

           (b) For the purpose of this Section, "Disability" shall mean the Employee's failure to perform his duties to the Company (and Netect as applicable) on a full-time basis for a total of at least three consecutive months during any twelve-month period, as a result of incapacity due to a mental or physical illness or injury, as confirmed by a physician selected by the Board of Directors of the Company.

5          Vacation

           The Employee shall be entitled to annual vacation leave in accordance with the Company's vacation policy for executive officers of the Company.

6          Term and Termination

           (a) Term. The "Term of Employment", as used herein, shall mean a period commencing on the date hereof and ending on a date that is the earlier to occur of (A) the receipt by the Employee of a written notice of termination by the Company given to the Employee ("Termination Without Cause") or (B) the occurrence of an event specified in
               Section 4.2, 6(c) or 6(d); provided, however, that the occurrence of any of the events set forth in Section 4.2 or this Section 6 shall result in the immediate termination of the Term of Employment, but shall not result in the termination of this Agreement.

           (b) Termination Without Cause. The Company may terminate the Term of Employment hereunder at its sole discretion at any time, with or without cause; provided, however, that if the Company terminates the Term of Employment (including by notice pursuant to clause (a)) other than (y)"For Cause" (as hereinafter defined) or (z) upon Disability of the Employee, the Company shall (i) promptly pay to the Employee all accrued but unpaid Annual Base Salary, (ii) pay to the Employee as soon as practicable after the close of the Company's fiscal quarter in which such termination occurs, any accrued and unpaid Incentive Bonus Compensation for the quarter prior to the quarter in which termination occurs plus a prorated portion of any unpaid Incentive Bonus Compensation to which he would have been entitled for that quarter, and (iii) subject to both the execution by the Employee of a release in a form reasonably satisfactory to the Company and the continued compliance with the terms of this Agreement that are intended to remain applicable after termination of the Term of Employment, continue to pay to the Employee his Annual Base Salary, based on the Annual Base Salary level in effect immediately prior to the termination, in monthly payments, for a period of 12 months (hereinafter the "Severance Period"). During the Severance Period, the Employee shall be entitled to retain his medical and other health benefits (to the extent permitted under the Company's benefit plans).


           (c) Death. The Employee's Term of Employment hereunder and this Agreement shall automatically terminate upon Employee's death. In the case of the Employee's death, the Company shall pay to the Employee's beneficiaries or estate, as appropriate: (i) promptly after the Employee's death, all earned but unpaid Annual Base Salary to which he is entitled pursuant to subsection 3(a), and (ii) as soon as practicable after the close of the Company's fiscal quarter in which the Employee's death occurs, any accrued and unpaid Incentive Bonus Compensation for the quarter prior to the quarter in which death occurs plus a prorated portion of any unpaid Incentive Bonus Compensation to which he would have been entitled for that quarter. This subsection 6(b) shall not limit the entitlement of the Employee's estate or beneficiaries to any death or other benefits then available to the Employee under any benefit plan or policy which is maintained by the Company for the Employee's benefit.

           (d) For Cause. The Company may terminate Employee's Term of Employment with the Company without any payment, other than any accrued and unpaid portion of the Annual Base Salary, or any benefits in any or all of the following cases ("For Cause"):

               (i) any actions taken by the Employee not in good faith against the material interests of the Company or Netect;

               (ii) the conviction of the Employee in respect of an offense involving dishonesty and/or a felony with respect to his activities with the Company or Netect; or

               (iii) any other material breach by the Employee of this Agreement, provided that the Company first notifies the Employee of the specific breach committed by him and the Employee is given sixty
                      (60) days to cure such material breach.

               In cases (i) and (ii) above the Employee's Term of Employment shall terminate immediately upon written notice from the Company. In case (iii), the Employee's Term of Employment shall terminate upon the expiration of the period mentioned therein.

           (f) For Good Reason. The Employee may terminate his Term of Employment at any time for Good Reason (as defined below) or otherwise.

(iv) If the Employee terminates his Term of Employment for Good Reason, he shall be entitled to receive the same compensation he would otherwise have received had the Company terminated his Term of Employment pursuant to clause 6(b) above other than (y) For Cause or
           (z) upon Disability of the Employee.

(v) If the Employee resigns or otherwise terminates his Term of Employment other than for Good Reason , he shall not be entitled to any payment, other than any accrued and unpaid portion of the Annual Base Salary and any accrued and unpaid Incentive Bonus Compensation for the quarter prior to the quarter in which the resignation or termination occurs, or any benefits otherwise provided for pursuant to this Agreement.

(vi)       "Good Reason" shall mean

                               (A)  the Company reduces the Employee's
                                    Annual Base Salary or materially
                                    reduces his responsibility or duties
                                    with the Company, or

                               (B) the nonvoluntary relocation by the Company of the Employee from the Boston area, or

                               (C)  any material breach by the Company of
                                    its obligations hereunder, which
                                    breach is not cured within fifteen
                                    (15) business days of the Employee's
                                    notice thereof.

           (f) Company Property. Upon termination of the Employee's Term of Employment, the Employee shall transfer his position to a replacement in an orderly and efficient manner and shall return to the Company and Netect all documents, literature, equipment, computer hardware and software and other equipment belonging to or prepared for the Company or Netect, in the same condition (ordinary wear and tear excepted) as when delivered to him.

7          Pooling. Notwithstanding anything herein to the contrary, Employee agrees not to take any action that in the opinion of the Company's independent certified public accountants could reasonably be expected to jeopardize the accounting treatment of any transactions that are pending or completed during the Term of Employment and for which the Company proposed to account therefor as a "pooling of interests" transaction.

8          Confidentiality

           (b) Information. The Employee agrees that the Information (as defined below) shall be kept confidential and shall not, without the prior written consent of the Company, be disclosed or furnished to any person, corporation or other business organization. The Employee further agrees to use the Information only in the course of the performance of his duties to the Company. "Information" shall mean all information, both oral and written, which is non-public, confidential or proprietary in nature, including without limitation, software, source codes, technical information, financial data, business strategies, product development, product data, processes, techniques, procedures, customer lists, marketing plans and other proprietary information used by the Company or by Netect

               Ltd. or by Netect or any of the Company's other subsidiaries or pertaining to its/their business. Information shall not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Employee or
               (ii) is required to be disclosed by law or applicable legal process (in which case the Employee will consult with the Company on an ongoing basis in order to legally minimize the amount of Information disclosed).

           (c) Inventions. All processes, technologies, inventions, discoveries, applications, improvements, ideas, trade names and trademarks (collectively, "Inventions"), which are conceived, originated, developed or acquired by the Employee as a result of or in connection with his engagement or affiliation with the Company or any of its subsidiaries, alone or with others, during the Employee's employment with the Company or any of its subsidiaries, whether or not patentable and whether or not conceived, originated or developed on the Company's or any of its subsidiaries' time or with the use of the Company's or any of its subsidiaries' facilities or materials, shall be the sole and exclusive property of the Company and shall be promptly and fully disclosed by the Employee to the Company. It is understood that such Inventions are proprietary in nature and shall (as between the Company and Employee) be for the exclusive use and benefit of the Company.

           (c) Survival. The provisions of this Section 8 shall survive the termination of the Term of Employment and the termination of this Agreement.

9          Non-Competition.

           The Employee agrees that, during the Term of Employment with the Company, and for a period of twelve (12) months thereafter, the Employee shall not, directly or indirectly:

           (a) anywhere in the world be employed by, engaged in, connected with, or own, share in the earnings of, or invest in the securities of any person, partnership, corporation or other business organization that is engaged in a business which is in direct competition to that in which the Company or any of its subsidiaries is engaged or is actively contemplating engaging during the Term of his Employment or at the time of termination of the Term of Employment, provided, however, that (i) the Employee may invest in the securities of any business organization engaging in a similar business as that of the Company's or any of its subsidiaries if such securities are listed on any securities exchange and the Employee's investment does not exceed 10% of the issued and outstanding securities of such business organization, and Employee does not have any participation in the control of such business organization, and/or (ii) if the Employee wishes to be engaged by or connected with any department in any business organization which is in direct competition with the Company or any of its subsidiaries, and such department is not in itself in direct competition with the Company nor would the Employee's engagement/connection with such department involve the use of any Information (as defined in Section 8 above), then the Employee may apply to the Company for the Company's consent to such engagement/connection with such department, which consent shall not be unreasonably withheld; or

           (b) hire, engage, employ or solicit, contact or communicate with for the purpose of hiring, employing or engaging, any person, firm, corporation or other business organization who or which at any time during his employment with the Company or any of its subsidiaries was an employee, consultant, advisor, client, or in the habit of dealing with the Company or any of its subsidiaries and, other than with respect to employees of the Company or any of its subsidiaries, which was engaged in or associated with a business which is in direct competition with that of the Company or any of its subsidiaries.

10         Remedies.

           The Employee acknowledges that the provisions and limitations set forth in Sections 8 and 9 of this Agreement are necessary for the protection of the Company and are reasonable in light of the activities and business of the Company. Employee further acknowledges that (i) the Employee will be able to support himself without violating such covenant and (ii) the Employee has been advised by his legal counsel as to the meaning and consequences of such covenant. The Employee acknowledges that the Company will have no adequate remedy at law if the Employee breaches any of the provisions of Sections 8 or 9 of this Agreement. In such event, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach of or otherwise to specifically enforce any of the provisions of said sections. Further, if a court or arbitrator of competent jurisdiction finds the scope, time or geographical restrictions in Sections 8 or 9 of this Agreement to be unreasonable, it is the intention of the parties that such restrictions shall be enforced to the fullest extent to which such court or arbitrator deems reasonable, and such provisions shall thereby be reformed.

11         Indemnification

           The Company shall, subject to any legal impediment, indemnify the Employee against all legal actions to the fullest extent permitted under the Company's Certificate of Incorporation.

           The provisions of this Section shall survive the Term of Employment and the termination and expiration of this Agreement for any reason, except for any matter which gave rise to Termination For Cause.

12. The Company will take commercially reasonable steps to assist the Employee in obtaining a "green card" and shall bear all reasonable and customary costs related thereto.

13         Reserved

14         General

14.1 Notice. All notices or other communications provided for by this Agreement, will be given in writing, either by personal delivery; registered mail, postage prepaid; overnight courier services; or by facsimile transmission to the party at their last known address or number. All notices or communications given by courier will be deemed delivered on the third business day after the sending thereof; those given by personal delivery or by facsimile transmission will be deemed delivered on the next business day following transmission or delivery; and those given by mail will be deemed delivered on the fifth business day after posting.

14.2 Severability. The invalidity of all or part of any Section of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such Section. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14.3 Further Assurances. Each party will cooperate, take such further reasonable action and execute and deliver such further documents as may be reasonably requested by the other in order to effectuate the intent and purposes of this Agreement.

14.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee. This Agreement shall inure to the benefit of and be enforceable by the Employee's lawful personal representative.

14.5 Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by either party at any time of any breach by the other party of, or non-compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

14.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

14.8 Arbitration. Any dispute between the parties relating to or arising out of, the provisions of this Agreement (other than Sections 8 and 9, which disputes may be litigated in a court of competent jurisdiction) will be referred exclusively to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties shall appoint a single arbitrator selected by mutual consent, and failing such consent within twenty days from the date on which a party first requested arbitration - the arbitrator will be appointed by the American Arbitration Association. The arbitrator will be bound by Texas substantive law but will not be bound by the rules of evidence or civil procedure. The arbitrator will be required to provide the grounds for his ruling in writing. Any arbitration proceedings shall be held in Houston, Texas.

14.8 Entire Agreement. This Agreement constitutes the entire employment agreement between the parties and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

14.9 Representation by the Company. The Company hereby represents and warrants that (i) the person who has executed this Agreement on its behalf is duly authorized to do so; (ii) the Company has full corporate power and authority to enter into and perform its obligations under this Agreement; and (iii) the execution by the Company of this Agreement has been duly authorized and approved by all necessary corporate action.

IN WITNESS WHEREOF, the Company and Netect have caused this Agreement to be duly executed and the Employee has duly executed this Agreement as of the day and year first written above.


Netect Inc.

By:               /s/ Eric J. Pulaski                /s/ Paul J. Cormier
                ---------------------------      ----------------------------
Name:           Eric J. Pulaski                        Paul J. Cormier
                --------------------------
Title:          President
                --------------------------

BindView Development Corporation

By:              /s/ Eric J. Pulaski
                --------------------------
Name:           Eric J. Pulaski
                --------------------------
Title:          President
                --------------------------